Exhibit 99.1

Crexendo Announces Third Quarter 2019 Results

PHOENIX, AZ—(Marketwired – November 5, 2019)

Crexendo, Inc. (OTCQX: CXDO), an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the third quarter of 2019.

Third Quarter Financial highlights:

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Total revenue increased 19% year over year to $3.6 million.
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UCaaS service revenue increased 24% year over year to $3.1 million.
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GAAP net income was $334,000 or $0.02 per diluted share.
●
Non-GAAP net income was $454,000 or $0.03 per diluted share.

Financial Results for the Third Quarter 2019

Consolidated total revenue for the third quarter of 2019 increased 19% to $3.6 million compared to $3.0 million for the third quarter of 2018.

Consolidated service revenue for the third quarter of 2019 increased 20% to $3.3 million compared to $2.7 million for the Third quarter of 2018.

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Cloud Telecommunications Segment UCaaS service revenue for the third quarter of 2019 increased 24% to $3.1 million compared to $2.5 million for the third quarter of 2018.
●
Web Services Segment service revenue for the third quarter of 2019 decreased 22% to $159,000, compared to $203,000 for the third quarter of 2018.

Consolidated product revenue for the third quarter of 2019 increased 9% to $343,000 compared to $314,000 for the third quarter of 2018.

Consolidated operating expenses for the third quarter of 2019 increased 1% to $3.3 million compared to $3.2 million for the third quarter of 2018.

The Company reported net income of $334,000 for the third quarter of 2019, or $0.02 per basic and diluted common share, compared to a net loss of $(199,000) or $(0.01) loss per basic and diluted common share for the third quarter of 2018.

Non-GAAP net income was $454,000 for the third quarter of 2019, or $0.03 per basic and diluted common share, compared to a non-GAAP net loss of $(12,000) or breakeven per basic and diluted common share for the third quarter of 2018.

EBITDA for the third quarter of 2019 was $361,000 compared to a $(167,000) loss for the third quarter of 2018. Adjusted EBITDA for the third quarter of 2019 was $468,000 compared to $2,000 for the third quarter of 2018.

Financial Results for the Nine Months Ended September 30, 2019

Consolidated total revenue for the nine months ended September 30, 2019 increased 22% to $10.7 million compared to $8.8 million for the nine months ended September 30, 2018.

Consolidated service revenue for the nine months ended September 30, 2019 increased 22% to $9.4 million compared to $7.7 million for the nine months ended September 30, 2018.

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Cloud Telecommunications Segment UCaaS service revenue for the nine months ended September 30, 2019 increased 26% to $8.9 million compared to $7.1 million for the nine months ended September 30, 2018.
●
Web Services Segment service revenue for the nine months ended September 30, 2019 decreased 21% to $502,000, compared to $636,000 for the nine months ended September 30, 2018.

Consolidated product revenue for the nine months ended September 30, 2019 increased 16% to $1.3 million compared to $1.1 million for the nine months ended September 30, 2018.

Consolidated operating expenses for the nine months ended September 30, 2019 increased 9% to $9.8 million compared to $9.0 million for the nine months ended September 30, 2018.

The Company reported net income of $911,000 for the nine months ended September 30, 2019, or $0.06 per basic and diluted common share, compared to a net loss of $(215,000) or $(0.02) loss per basic and diluted common share for the nine months ended September 30, 2018.

Non-GAAP net income was $1.2 million for the nine months ended September 30, 2019, or $0.09 per basic common share and $0.08 per diluted common share, compared to $183,000 or $0.01 per basic and diluted common share for the nine months ended September 30, 2018.

EBITDA for the nine months ended September 30, 2019 was $986,000 compared to a $(140,000) loss for the nine months ended September 30, 2018. Adjusted EBITDA for the nine months ended September 30, 2019 was $1.3 million compared to $204,000 for the nine months ended September 30, 2018.

Total cash, cash equivalents, and restricted cash at September 30, 2019 was $3.4 million compared to $1.9 million at December 31, 2018.

Cash provided by operating activities for the nine months ended September 30, 2019 was $1.2 million compared to $350,000 for the nine months ended September 30, 2018. Cash used for investing activities for the nine months ended September 30, 2019 was $(72,000) compared to $(136,000) for the nine months ended September 30, 2018. Cash provided by financing activities for the nine months ended September 30, 2019 was $374,000 compared to $300,000 for the nine months ended September 30, 2018.

Steven G. Mihaylo, Chief Executive Officer commented, “I am very excited that we have continued to be profitable on a GAAP basis. This marks our third quarter in a row of GAAP profitability. We have taken what is essentially a start-up and are turning it into a successful mature model. We have made tremendous improvements with the business and our results speak to that. I have full confidence we will continue to execute. I am particularly impressed with our Cloud Telecommunications Segment UCaaS service revenue which increased 24% compared to the third quarter of 2018. Something that I find highly impressive is the improvement in net income of $911,000 for the nine months ended September 30, 2019, or $0.06 per basic and diluted common share, compared to a net loss of $(0.02) loss per basic and diluted common share for the nine months ended September 30, 2018.. We also continue to make substantial gains in total cash, cash equivalents, and restricted cash which as of September 30, 2019 was $3.4 million compared to $1.9 million at December 31, 2018. These are very good results, and I believe that our results will continue to improve.

Mihaylo added, "We continue to do an excellent job with our cash management. We also manage our expenses very carefully. Our team works tirelessly to continue to make the award winning Crexendo Ride the Cloud© technology and services second to none in the industry. I am highly impressed with our products our team and particularly our customer first attitude. We work every day to provide the best customer experience and to improve shareholder value. Our cash improved dramatically, our current ratio improved, our gross margins expanded and our shareholder equity almost doubled; all while our expenses increased at a much lower rate than our revenue grew. I expect these improvements to continue for the foreseeable future.”

Doug Gaylor, President and Chief Operating Officer, stated, "We continue to execute on our plan, I am impressed with our results, our efforts and enthusiasm. I will continue to work diligently with Steve to improve our results and keep our momentum”

Conference Call

The Company is hosting a conference call today, November 5, 2019 at 5:30 PM EST. The dial-in number for domestic participants is 844-369-8770 and 862-298-0840 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST and reference Crexendo. A replay of the call will be available until November 12, 2019 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 53877.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being excited about continually being profitable on a GAAP basis; (ii) taking what is essentially a start-up and turning it into a successful mature model; (iii) making tremendous improvements with the business; (iv) having full confidence that company will continue to execute; (v) being particularly impressed with Cloud Telecommunications Segment UCaaS service revenue; (vi) improvements in total cash, cash equivalents, and restricted cash together with other metrics being very good results; (vii) believing that its results will continue to improve; (viii) doing an excellent job with cash management and managing expenses very carefully; (ix) team working tirelessly to make the award Crexendo technology and services second to none in the industry; (x) being highly impressed with its products, team and particularly its customer first attitude; (xi) working every day to provide the best customer experience and to improve shareholder value; (xii) believing that the improvements in cash, current ratio, gross margins and shareholder equity with expenses increasing at a much lower rate than revenue will all continue for the foreseeable future; (xiii) continuing to execute on its plan; (xiv) being impressed with its results, its efforts and enthusiasm and (xv) continuing to work diligently to improve results and keep its momentum.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2018, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

Assets	September 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$3,308	$1,849
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $28
as of September 30, 2019 and $14 as of December 31, 2018	434	419
Contract assets	14	12
Inventories	162	270
Equipment financing receivables	126	67
Contract costs	367	371
Prepaid expenses	401	244
Income tax receivable	3	1
Total current assets	4,915	3,333

Long-term trade receivables, net of allowance for doubtful accounts
of $0 as of September 30, 2019 and December 31, 2018	6	10
Long-term equipment financing receivables, net	467	184
Property and equipment, net	167	124
Operating lease right-of-use assets	915	-
Intangible assets, net	127	167
Goodwill	272	272
Contract costs, net of current portion	414	342
Other long-term assets	103	117
Total Assets	$7,386	$4,549

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$92	$155
Accrued expenses	1,418	1,131
Finance leases	29	28
Notes payable	4	56
Operating lease liabilities	247	-
Contract liabilities	764	641
Total current liabilities	2,554	2,011

Contract liabilities, net of current portion	419	422
Finance leases, net of current portion	94	116
Operating lease liabilities, net of current portion	668	-
Total liabilities	3,735	2,549

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,711,474 shares issued and outstanding as of September 30, 2019 and 14,394,113 shares issued
and outstanding as of December 31, 2018	15	14
Additional paid-in capital	61,892	61,153
Accumulated deficit	(58,256)	(59,167)
Total stockholders' equity	3,651	2,000

Total Liabilities and Stockholders' Equity	$7,386	$4,549

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Service revenue	$3,259	$2,712	$9,414	$7,694
Product revenue	343	314	1,294	1,117
Total revenue	3,602	3,026	10,708	8,811

Operating expenses:
Cost of service revenue	836	833	2,587	2,293
Cost of product revenue	172	161	664	549
Selling and marketing	1,003	910	2,865	2,506
General and administrative	1,040	1,101	3,051	3,080
Research and development	215	214	624	589
Total operating expenses	3,266	3,219	9,791	9,017

Income/(loss) from operations	336	(193)	917	(206)

Other income/(expense):
Interest income	1	1	4	5
Interest expense	(1)	(5)	(9)	(8)
Other income/(expense), net	(2)	6	6	9
Total other income/(expense), net	(2)	2	1	6

Income/(loss) before income tax	334	(191)	918	(200)

Income tax provision	-	(8)	(7)	(15)

Net income/(loss)	$334	$(199)	$911	$(215)

Earnings/(loss) per common share:
Basic	$0.02	$(0.01)	$0.06	$(0.02)
Diluted	$0.02	$(0.01)	$0.06	$(0.02)

Weighted-average common shares outstanding:
Basic	14,663,151	14,346,092	14,507,696	14,311,190
Diluted	15,629,647	14,346,092	15,444,063	14,311,190

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$911	$(215)
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	69	66
Share-based compensation	293	344
Changes in assets and liabilities:
Trade receivables	(11)	11
Contract assets	(2)	(6)
Equipment financing receivables	(342)	(24)
Inventories	108	(162)
Contract costs	(68)	18
Prepaid expenses	(157)	(2)
Income tax receivable	(2)	(2)
Other assets	14	24
Accounts payable and accrued expenses	224	291
Contract liabilities	120	7
Net cash provided by operating activities	1,157	350

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(72)	(136)
Net cash used for investing activities	(72)	(136)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital lease obligations	-	154
Repayments made on finance leases	(21)	(4)
Proceeds from notes payable	-	113
Repayments made on notes payable	(52)	(118)
Proceeds from exercise of options	447	155
Net cash provided by financing activities	374	300

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,459	514

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	1,949	1,382

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$3,408	$1,896

Cash used during the year for:
Income taxes, net	$(9)	$(17)
Interest expense	(9)	(8)
Supplemental disclosure of non-cash investing and financing information:

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Cloud telecommunications	$3,443	$2,823	$10,206	$8,175
Web services	159	203	502	636
Consolidated revenue	3,602	3,026	10,708	8,811

Income/(loss) from operations:
Cloud telecommunications	276	(284)	692	(528)
Web services	60	91	225	322
Total operating income/(loss)	336	(193)	917	(206)
Other income/(expense), net:
Cloud telecommunications	2	-	(2)	7
Web services	(4)	2	3	(1)
Total other income/(expense), net	(2)	2	1	6
Income/(loss) before income tax provision:
Cloud telecommunications	278	(284)	690	(521)
Web services	56	93	228	321
Income/(loss) before income tax provision	$334	$(191)	$918	$(200)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our November 5, 2019 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income (loss), EBITDA and Adjusted EBITDA. The terms Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

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EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
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they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
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they do not reflect income taxes or the cash requirements for any tax payments;
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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
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while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
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other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income/(Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$334	$(199)	$911	$(215)
Share-based compensation	107	169	293	344
Amortization of intangible assets	13	18	40	54
Non-GAAP net income/(loss)	$454	$(12)	$1,244	$183

Non-GAAP earnings/(loss) per common share:
Basic	$0.03	$(0.00)	$0.09	$0.01
Diluted	$0.03	$(0.00)	$0.08	$0.01

Weighted-average common shares outstanding:
Basic	14,663,151	14,346,092	14,507,696	14,311,190
Diluted	15,629,647	14,346,092	15,444,063	15,130,602

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$334	$(199)	$911	$(215)
Depreciation and amortization	25	26	69	66
Interest expense	1	5	9	8
Interest and other expense/(income)	1	(7)	(10)	(14)
Income tax provision	-	8	7	15
EBITDA	361	(167)	986	(140)
Share-based compensation	107	169	293	344
Adjusted EBITDA	$468	$2	$1,279	$204

CONTACT:

Crexendo, Inc.
Steven G. Mihaylo
CEO
602-345-7777
Smihaylo@crexendo.com